EXHIBIT 5.1

                                December 1, 1997



Boddie-Noell Properties, Inc.
3710 One First Union Center
Charlotte, North Carolina 28202

         Re:      Offering of up to 3,220,000 Shares of Common
                  Stock of Boddie-Noell Properties, Inc.

Ladies and Gentlemen:

         We are acting as counsel for Boddie-Noell Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company of up to 3,220,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") on Form S-2, file no. 333-39803 (the "Registration Statement").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Common Stock (the "Resolutions"). In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         Based upon and subject to the foregoing, it is our opinion that:

         The Company has authority pursuant to its Articles of Incorporation to issue the shares of Common Stock to be registered under the Registration Statement and (a) upon compliance with the applicable provisions of the Securities Act of 1933, as amended, and such state "blue sky" or securities laws as may be applicable and (b) upon issuance and delivery of and payment for such shares in the manner contemplated by the Resolutions and the Registration Statement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                                     Very truly yours,

                                                     ALSTON & BIRD LLP


                                                     /s/ Robert H. Bergdolt
                                                     ---------------------------
                                                     Robert H. Bergdolt, Partner